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Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-100), on Form S-3 (No. 333-21625), on Form S-3 (No. 333-32345), on Form S-8 (No. 333-10255), on Form S-8 (No. 333-25639), and
on Form S-8 (No. 333-43427) of Extended Stay America, Inc. of our report dated January 24, 2001, relating to the financial statements, which appears in this Form 10-K.

                           /s/ PricewaterhouseCoopers LLP


     Spartanburg, South Carolina
     February 28, 2001